EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of PB Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas A. Borner, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the report.

February 12, 2020

/s/ Thomas A. Borner
Thomas A. Borner
President and Chief Executive Officer